UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2006

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132232-07	20-0842986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

383 Madison Avenue New York, New York		10179
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02.       Change of Servicer or Trustee.

On May 1, 2006, Union Federal Bank of Indianapolis and Waterfield Mortgage Company, Inc. transferred to CitiMortgage, Inc. the servicing rights with respect to the mortgage loans serviced by Union Federal Bank of Indianapolis backing the Prime Mortgage Trust 2006-CL1, Series 2006-CL1 pursuant to a Mortgage Servicing Purchase and Sale Agreement dated as of February 1, 2006 between Union Federal Bank of Indianapolis and Waterfield Mortgage Company, Inc. as sellers and CitiMortgage, Inc. as purchaser.

CitiMortgage, Inc., was incorporated in Delaware in 1979 and began making mortgage loans in 1980. On March 1, 2003, following Citigroup's 2002 acquisition of Golden State Bancorp, First Nationwide Mortgage Corporation (First Nationwide), which had been a subsidiary of Golden State Bancorp, was merged into CitiMortgage. On July 1, 2004, CitiMortgage acquired Principal Residential Mortgage, Inc. and its subsidiaries, including Principal Residential Mortgage Capital Resources LLC, from Principal Holdings Company. Principal Residential Mortgage has since been merged into CitiMortgage.

CitiMortgage derives income primarily from interest on mortgages that it owns, secondary mortgage market sales, mortgage loan servicing fees and mortgage origination fees and charges.

CitiMortgage has been approved as a mortgagee and seller/servicer by the Federal Housing Administration, the Veterans Administration, Fannie Mae, Ginnie Mae and Freddie Mac. CitiMortgage's origination operations are subject to operational guidelines and regulations of, as well as audits by, some of these agencies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

Dated: May 30, 2006